UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

form 8-K

current report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 31, 2005

Atmospheric Glow Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	333-11591 (Commission File Number	62-1647888 (IRS Employer Identification Number)

_____________________________________

924 Corridor Park Blvd
Knoxville, Tennessee 37932-3723
(865) 777-3776

(Address, zip code and telephone number of principal executive offices)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

information to be included in the report

Section 2 - Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 31, 2005, Robert W. Bundy, Jr. and Ellen Lesher Bundy agreed to loan Atmospheric Glow Technologies, Inc. ("AGT") $50,000, which has been advanced. The loan is reflected in a promissory note which provides for interest at the rate of 10% per annum based on a 360 day calendar year. Principal is payable on or before March 1, 2006. Interest is payable on November 30, 2005 and upon payment in full of the note. The note is secured by a second position security interest in the HPR-60 System and Accessories, Molecular Beam Mass Spectrometer, owned by AGT which has a book value as reflected on AGT's balance sheet of $140,618. AGT also agreed to issue to the lenders 50,000 of its Common Shares within 60 days of the date of the note as an incentive to make the loan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized

Atmospheric Glow Technologies, Inc.

Date: September 2, 2005 By: /s/ Thomas W. Reddoch

Thomas W. Reddoch, Chairman and Chief Executive Officer